As filed with the Securities and Exchange Commission on June 10, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1376651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12830 El Camino Real, Suite 400

San Diego, CA 92130

(Address of Principal Executive Offices, Including Zip Code)

Acadia Pharmaceuticals Inc.

2024 Equity Incentive Plan, as amended

(Full title of the plan)

Jennifer J. Rhodes

Executive Vice President, Chief Legal Officer & Secretary

Acadia Pharmaceuticals Inc.

12830 El Camino Real, Suite 400

San Diego, CA 92130

(Name and Address of Agent for Service)

(858) 558-2871

(Telephone number, including area code, of agent for service)

Copies to:

Carlos Ramirez, Esq.

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121-1117

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Acadia Pharmaceuticals Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered its shares of common stock, par value $0.0001 per share, for issuance under the Registrant’s 2024 Equity Incentive Plan, as amended, under the Registrant’s Registration Statement on Form S-8 filed with the SEC on May  29, 2024 (File No. 333-279784) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed August 6, 2015).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed February 25, 2021).

4.3	Amended and Restated Bylaws, effective on and after April 15, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed April 16, 2025).

4.4	Form of common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-52492, filed December 21, 2000).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Acadia Pharmaceuticals Inc. 2024 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed May 29, 2026).

99.2	Forms of Standard Stock Option Grant Notice and Stock Option Agreement under the Acadia Pharmaceuticals Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to Registration Statement No. 333-279784).

99.3	Forms of Standard Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Acadia Pharmaceuticals Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to Registration Statement No. 333-279784).

99.4	Forms of Director Stock Option Grant Notice and Stock Option Agreement under the Acadia Pharmaceuticals Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.4 to Registration Statement No. 333-279784).

99.5	Forms of Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Acadia Pharmaceuticals Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.5 to Registration Statement No. 333-279784).

99.6	Forms of Standard Performance Stock Unit Grant Notice and Performance Stock Unit Agreement under the Acadia Pharmaceuticals Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q, filed August 7, 2025).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 10, 2026.

ACADIA PHARMACEUTICALS INC.
By:	/s/ Catherine Owen Adams
Catherine Owen Adams
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine Owen Adams and Jennifer J. Rhodes, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Catherine Owen Adams Catherine Owen Adams	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2026

/s/ Mark C. Schneyer Mark C. Schneyer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 10, 2026

/s/ James K. Kihara James K. Kihara	Senior Vice President, Finance (Principal Accounting Officer)	June 10, 2026

/s/ Stephen R. Biggar Stephen R. Biggar	Chairman of the Board	June 10, 2026

/s/ Julian C. Baker Julian C. Baker	Director	June 10, 2026

/s/ Laura A. Brege Laura A. Brege	Director	June 10, 2026

/s/ James M. Daly James M. Daly	Director	June 10, 2026

/s/ Elizabeth A. Garofalo Elizabeth A. Garofalo	Director	June 10, 2026

/s/ Edmund P. Harrigan Edmund P. Harrigan	Director	June 10, 2026

/s/ Adora Ndu Adora Ndu	Director	June 10, 2026

/s/ Jonathan M. Poole Jonathan M. Poole	Director	June 10, 2026